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                                    EXHIBIT E

                                   CONSENT OF

                           CERTIFIED PUBLIC ACCOUNTANT

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                             MEILKE & HOLLADAY, LLP
                           CERTIFIED PUBLIC ACCOUNTANT
                           230 PARK AVENUE SUITE 2430
                            NEW YORK, NEW YORK 10169
                            TELEPHONE (212) 808-4180
                            TELECOPIER (212) 808-0436
                      EMAIL: RAN.HOLLADAY@ATTORNEY-CPA.COM

C. RAN(DOLPH) HOLLADAY                               PETER A. MEILKE (1946-1999)

February 3, 2006

To the Officers and Directors of Abalone, Inc.
Executive Office Suites
230 Park Avenue, Suite 648
New York, NY 10169

Gentlemen:

Pursuant to your request, I am pleased to consent to the use in the Form SB-2, Registration Statement and Prospectus, of Abalone, Inc. under the Securities Act of 1933, relating to 1,000,000 Shares of Common Stock, of my report dated February 3, 2006, accompanying the balance sheet of Abalone, Inc. as of January 31, 2006 contained in such Registration Statement, and to the use of my name and the statement with respect to me, as appearing under the heading "Experts" in the prospectus.

Sincerely,


/s/ C. Randolph Holladay
---------------------------------------
C. Randolph Holladay

CRH: jt


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